Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
August 1, 2019	Kim Ancin
908.559.3227
kimberly.ancin@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon reports strong 2Q and first-half 2019 results

Company sees strong customer loyalty and increased net wireless customer additions with seamless transition to new customer-focused operating structure

As previously disclosed, beginning second quarter 2019, Verizon will report financial and operational results under its new reporting structure, Verizon 2.0. Under this structure, there are two reportable segments that the company operates and manages as strategic business units: Consumer and Business. Verizon previously reported results for its Wireless and Wireline segments. For comparison purposes, results for both the current and previous operating structures are presented below.

2Q 2019 highlights
Consolidated:

•	95 cents in earnings per share (EPS), compared with $1.00 in 2Q 2018; adjusted EPS (non-GAAP), excluding a special item, of $1.23, compared with $1.20 in 2Q 2018.

Consumer:

•	Total revenue of $22.0 billion.

•	126,000 retail postpaid net additions, including 73,000 phone net additions and 209,000 postpaid smartphone net additions.

•	Total retail postpaid churn of 0.97 percent, and retail postpaid phone churn of 0.72 percent.

•	28,000 Fios Internet net additions.

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Business:

•	Total revenue of $7.8 billion.

•	325,000 retail postpaid net additions, including 172,000 phone net additions.

•	Retail postpaid churn of 1.21 percent, and retail postpaid phone churn of 0.97 percent.

Wireless (non-GAAP):

•	Total revenue growth of 1.0 percent year over year to $22.7 billion, driven by a 3.1 percent increase in service revenue.

•	451,000 retail postpaid net additions, including 420,000 postpaid smartphone net additions, and 245,000 phone net additions, an increase from the 199,000 phone net additions in second-quarter 2018.

•	Retail postpaid churn of 1.02 percent, and industry-leading retail postpaid phone churn of 0.76 percent.

Wireline (non-GAAP):

•	Total revenue of $7.1 billion.

•	34,000 Fios Internet net additions; Fios total revenue growth of 1.9 percent year over year.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported strong second-quarter 2019 results highlighted by an increase in net wireless customer additions, continued customer loyalty and industry-leading wireless products and services.
"Verizon finished strong in the first half of 2019 by delivering solid financial results while transforming the business under the new operating structure and advancing our leadership in 5G," said Chairman and CEO Hans Vestberg. "Verizon made history this quarter by becoming the first carrier in the world to launch 5G mobility. We are focused on optimizing our next-generation networks and enhancing the customer experience while we head into the second half of the year with great momentum."
For second-quarter 2019, Verizon reported EPS of 95 cents, compared with $1.00 in second-quarter 2018. On an adjusted basis (non-GAAP), second-quarter 2019 EPS, excluding a special item, was $1.23, compared with adjusted EPS of $1.20 in second-quarter 2018. Verizon’s second-quarter 2019 EPS included 28 cents in early debt redemption costs.
In second-quarter 2019, Verizon's results included the effects of a reduction in benefits from the adoption of a revenue recognition standard, primarily due to the deferral of commission expense, and the adoption of a lease accounting standard. The combined net impact was a 4 cent year-over-year headwind, which is included in the year-over-year increase in adjusted EPS.

Consolidated results

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Total consolidated operating revenues in second-quarter 2019 were $32.1 billion, down 0.4 percent from second-quarter 2018. Wireless service revenue growth was offset by lower wireless equipment revenue and wireline service revenue.
Cash flow from operations totaled $15.8 billion in second-quarter 2019, a decline of approximately $600 million year over year. Operational improvements in Verizon's businesses were offset by higher cash taxes and cash payments related to the Voluntary Separation Program.
First half 2019 capital expenditures totaled $8.0 billion. Verizon's capital expenditures continue to support the launch and build-out of its 5G Ultra Wideband network, the growth in data and video traffic on the company's 4G LTE network, the deployment of significant fiber in markets nationwide and the upgrade to Verizon's Intelligent Edge Network architecture.
In 2018, Verizon announced a goal to achieve $10 billion in cumulative cash savings by 2021. This initiative has yielded $4.1 billion of cumulative cash savings since this program began. At the end of second-quarter 2019, Verizon completed the third and final phase of its Voluntary Separation Program and has realized approximately $480 million of expense savings year-to-date. The company expects additional incremental savings in third-quarter 2019, and is on track to achieve its cumulative cash savings goal.
Net income was $4.1 billion in second-quarter 2019. EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled approximately $10.8 billion. Consolidated operating income margin was 24.5 percent in second-quarter 2019, compared with 20.5 percent in second-quarter 2018. Consolidated EBITDA margin (non-GAAP) was 33.5 percent in second-quarter 2019, compared with 34.5 percent in second-quarter 2018. Adjusted EBITDA margin (non-GAAP) in second-quarter 2019 was 37.7 percent. Consolidated adjusted EBITDA (non-GAAP) in second-quarter 2019 was $12.1 billion, an increase of approximately $200 million year over year.

Consumer results

•
Total Verizon Consumer revenues were $22.0 billion, flat year over year, reflecting continued strong growth in wireless service revenue and Fios service offerings, offset by declines in wireless equipment and legacy wireline services.

•
Verizon Consumer Group reported 126,000 wireless retail postpaid net additions in second-quarter 2019, consisting of 73,000 phone net additions and tablet net losses of 134,000, offset by 187,000 other connected device net additions, primarily wearables. Postpaid smartphone net

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additions were 209,000, up 17 percent year over year, driven by a 5 percent year over year increase in phone gross additions.

•	Consumer wireless service revenues increased 2.5 percent in second-quarter 2019, driven by customer step-ups to higher-priced plans and an increase in connections per account.

•	Total retail postpaid churn was 0.97 percent in second-quarter 2019, and retail postpaid phone churn was 0.72 percent.

•
In second-quarter 2019, Verizon Consumer Group reported 28,000 Fios Internet net additions and 52,000 Fios Video net losses, reflecting the ongoing shift from traditional linear video to over-the-top offerings. Fios revenues increased by 1.2 percent, primarily due to the demand for broadband offerings.

•
Segment operating income was $7.3 billion, an increase of 3.9 percent year over year, and segment operating income margin was 33.4 percent. Segment EBITDA (non-GAAP) totaled $10.2 billion in second-quarter 2019, an increase of 1.6 percent year over year. Segment EBITDA margin (non-GAAP) was 46.5 percent, including approximately 100 basis points in headwinds from the deferral of commission expense and the lease accounting standard.

Business results

•	Total Verizon Business revenues were $7.8 billion, down 1.1 percent year over year, as growth in wireless services and high quality fiber products was offset by declines in legacy products.

•
Verizon Business Group reported 325,000 wireless retail postpaid net additions in second-quarter 2019, consisting of 172,000 phone net additions, 90,000 tablet net additions and 63,000 other connected device additions.

•	Total retail postpaid churn was 1.21 percent in second-quarter 2019, and retail postpaid phone churn was 0.97 percent.

•
Segment operating income was $1.1 billion, a decrease of 2.7 percent year over year, and segment operating income margin was 13.8 percent. Segment EBITDA (non-GAAP) totaled $2.1 billion in second-quarter 2019, a decrease of 2.0 percent year over year. Segment EBITDA margin (non-GAAP) was 27.3 percent, down 20 basis points year over year due to declines in legacy wireline product revenues.

Media results

•
Total Verizon Media revenues in second-quarter 2019 were $1.8 billion, down 2.9 percent year over year. This is an improvement from first-quarter 2019, when total Verizon Media revenues were down 7.2 percent year over year. Gains in native and mobile advertising continue to be offset by declines in desktop advertising.

Outlook and guidance
As outlined in Verizon's first-quarter 2019 earnings release, the company expects the following:

•	Low single-digit percentage growth in adjusted 2019 EPS, excluding the impact of the lease accounting standard.

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•	Low single-digit percentage growth in full-year consolidated revenues on a GAAP reported basis.

•	Cash taxes to be $2 billion to $3 billion higher than in 2018 due to benefits that were realized in 2018 that are not expected to repeat in 2019.

•	Capital spending for 2019 to be in the range of $17 billion to $18 billion, including the expanded commercial launch of 5G.
The company now expects the adjusted effective income tax rate (non-GAAP) for full-year 2019 to be at the lower end of its previously disclosed range of 24 percent to 26 percent.
NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, generated revenues of $130.9 billion in 2018. The company operates America’s most reliable wireless network and the nation’s premier all-fiber network, and delivers integrated solutions to businesses worldwide. With brands like Yahoo, TechCrunch and HuffPost, the company’s media group helps consumers stay informed and entertained, communicate and transact, while creating new ways for advertisers and partners to connect. Verizon’s corporate responsibility prioritizes the environmental, social and governance issues most relevant to its business and impact to society.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18	% Change	6 Mos. Ended 6/30/19	6 Mos. Ended 6/30/18	% Change

Operating Revenues
Service revenues and other	$27,351	$27,159	0.7	$54,548	$53,891	1.2
Wireless equipment revenues	4,720	5,044	(6.4)	9,651	10,084	(4.3)
Total Operating Revenues	32,071	32,203	(0.4)	64,199	63,975	0.4

Operating Expenses
Cost of services	7,702	8,234	(6.5)	15,494	16,180	(4.2)
Cost of wireless equipment	5,019	5,397	(7.0)	10,217	10,706	(4.6)
Selling, general and administrative expense	7,268	7,605	(4.4)	14,466	14,449	0.1
Depreciation and amortization expense	4,232	4,350	(2.7)	8,463	8,674	(2.4)
Total Operating Expenses	24,221	25,586	(5.3)	48,640	50,009	(2.7)

Operating Income	7,850	6,617	18.6	15,559	13,966	11.4
Equity in losses of unconsolidated businesses	(13)	(228)	(94.3)	(19)	(247)	(92.3)
Other income (expense), net	(1,312)	360	*	(1,017)	285	*
Interest expense	(1,215)	(1,222)	(0.6)	(2,425)	(2,423)	0.1
Income Before Provision For Income Taxes	5,310	5,527	(3.9)	12,098	11,581	4.5
Provision for income taxes	(1,236)	(1,281)	(3.5)	(2,864)	(2,669)	7.3
Net Income	$4,074	$4,246	(4.1)	$9,234	$8,912	3.6

Net income attributable to noncontrolling interests	$130	$126	3.2	$258	$247	4.5
Net income attributable to Verizon	3,944	4,120	(4.3)	8,976	8,665	3.6
Net Income	$4,074	$4,246	(4.1)	$9,234	$8,912	3.6

Basic Earnings Per Common Share
Net income attributable to Verizon	$0.95	$1.00	(5.0)	$2.17	$2.10	3.3
Weighted-average shares outstanding (in millions)	4,138	4,135		4,138	4,120

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$0.95	$1.00	(5.0)	$2.17	$2.10	3.3
Weighted-average shares outstanding (in millions)	4,139	4,139		4,140	4,123
Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	6/30/19	12/31/18	$ Change

Assets
Current assets
Cash and cash equivalents	$1,949	$2,745	$(796)
Accounts receivable, net	24,926	25,102	(176)
Inventories	1,167	1,336	(169)
Prepaid expenses and other	5,266	5,453	(187)
Total current assets	33,308	34,636	(1,328)

Property, plant and equipment	257,395	252,835	4,560
Less accumulated depreciation	169,577	163,549	6,028
Property, plant and equipment, net	87,818	89,286	(1,468)
Investments in unconsolidated businesses	650	671	(21)
Wireless licenses	94,333	94,130	203
Goodwill	24,632	24,614	18
Other intangible assets, net	9,474	9,775	(301)
Operating lease right-of-use assets	22,467	—	22,467
Other assets	10,426	11,717	(1,291)
Total assets	$283,108	$264,829	$18,279

Liabilities and Equity
Current liabilities
Debt maturing within one year	$8,773	$7,190	$1,583
Accounts payable and accrued liabilities	17,633	22,501	(4,868)
Current operating lease liabilities	3,154	—	3,154
Other current liabilities	8,654	8,239	415
Total current liabilities	38,214	37,930	284

Long-term debt	104,598	105,873	(1,275)
Employee benefit obligations	18,040	18,599	(559)
Deferred income taxes	34,225	33,795	430
Non-current operating lease liabilities	18,254	—	18,254
Other liabilities	11,830	13,922	(2,092)
Total long-term liabilities	186,947	172,189	14,758

Equity
Common stock	429	429	—
Additional paid in capital	13,419	13,437	(18)
Retained earnings	47,945	43,542	4,403
Accumulated other comprehensive income	1,447	2,370	(923)
Common stock in treasury, at cost	(6,823)	(6,986)	163
Deferred compensation – employee stock ownership plans and other	165	353	(188)
Noncontrolling interests	1,365	1,565	(200)
Total equity	57,947	54,710	3,237
Total liabilities and equity	$283,108	$264,829	$18,279

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	6/30/19	12/31/18

Total debt	$113,371	$113,063
Net debt	$111,422	$110,318
Net unsecured debt	$100,170	$100,242
Net debt / Consolidated Adjusted EBITDA(1)	2.3x	2.3x
Net unsecured debt / Consolidated Adjusted EBITDA(1)	2.1x	2.1x
Common shares outstanding end of period (in millions)	4,136	4,132
Total employees (‘000)	135.9	144.5
Quarterly cash dividends declared per common share	$0.6025	$0.6025
Footnotes:

(1)	Consolidated adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	6 Mos. Ended 6/30/19	6 Mos. Ended 6/30/18	$ Change

Cash Flows from Operating Activities
Net Income	$9,234	$8,912	$322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,463	8,674	(211)
Employee retirement benefits	(294)	(300)	6
Deferred income taxes	588	1,354	(766)
Provision for uncollectible accounts	738	462	276
Equity in losses of unconsolidated businesses, net of dividends received	50	268	(218)
Net gain on sale of divested businesses	—	—	—
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(4,593)	(1,538)	(3,055)
Discretionary employee benefits contributions	(300)	(1,679)	1,379
Other, net	1,950	280	1,670
Net cash provided by operating activities	15,836	16,433	(597)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(7,967)	(7,838)	(129)
Acquisitions of businesses, net of cash acquired	(28)	(38)	10
Acquisitions of wireless licenses	(199)	(1,155)	956
Other, net	(395)	303	(698)
Net cash used in investing activities	(8,589)	(8,728)	139

Cash Flows from Financing Activities
Proceeds from long-term borrowings	6,237	4,584	1,653
Proceeds from asset-backed long-term borrowings	3,982	1,716	2,266
Repayments of long-term borrowings and finance lease obligations	(9,630)	(6,568)	(3,062)
Repayments of asset-backed long-term borrowings	(2,817)	(2,000)	(817)
Dividends paid	(4,981)	(4,845)	(136)
Other, net	(834)	(752)	(82)
Net cash used in financing activities	(8,043)	(7,865)	(178)

Decrease in cash, cash equivalents and restricted cash	(796)	(160)	(636)
Cash, cash equivalents and restricted cash, beginning of period	3,916	2,888	1,028
Cash, cash equivalents and restricted cash, end of period	$3,120	$2,728	$392

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18	% Change	6 Mos. Ended 6/30/19	6 Mos. Ended 6/30/18	% Change

Operating Revenues
Service	$16,350	$16,049	1.9	$32,609	$31,873	2.3
Wireless equipment	3,903	4,251	(8.2)	8,069	8,521	(5.3)
Other	1,742	1,703	2.3	3,465	3,236	7.1
Total Operating Revenues	21,995	22,003	—	44,143	43,630	1.2

Operating Expenses
Cost of services	3,847	3,842	0.1	7,726	7,615	1.5
Cost of wireless equipment	3,909	4,296	(9.0)	8,051	8,569	(6.0)
Selling, general and administrative expense	4,022	3,808	5.6	8,005	7,479	7.0
Depreciation and amortization expense	2,881	2,997	(3.9)	5,775	5,972	(3.3)
Total Operating Expenses	14,659	14,943	(1.9)	29,557	29,635	(0.3)

Operating Income	$7,336	$7,060	3.9	$14,586	$13,995	4.2
Operating Income Margin	33.4%	32.1%		33.0%	32.1%

Segment EBITDA	$10,217	$10,057	1.6	$20,361	$19,967	2.0
Segment EBITDA Margin	46.5%	45.7%		46.1%	45.8%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				6/30/19	6/30/18	% Change

Connections (‘000):
Wireless retail postpaid connections				89,630	88,984	0.7
Wireless retail prepaid connections				4,266	4,832	(11.7)
Total wireless retail connections				93,896	93,816	0.1

Fios video connections				4,270	4,487	(4.8)
Fios Internet connections				5,837	5,663	3.1
Fios digital voice residence connections				3,725	3,863	(3.6)
Fios digital connections				13,832	14,013	(1.3)
Broadband connections				6,474	6,447	0.4
Voice connections				6,058	6,631	(8.6)

Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18	% Change	6 Mos. Ended 6/30/19	6 Mos. Ended 6/30/18	% Change

Gross Additions (‘000):
Wireless retail postpaid	2,725	2,617	4.1	5,439	5,251	3.6

Net Additions Detail (‘000) (1) :
Wireless retail postpaid	126	147	(14.3)	(75)	92	*
Wireless retail prepaid	(213)	(236)	9.7	(389)	(571)	31.9
Total wireless retail	(87)	(89)	2.2	(464)	(479)	3.1

Wireless retail postpaid phones	73	17	*	(90)	(136)	33.8

Fios video	(52)	(38)	(36.8)	(107)	(61)	(75.4)
Fios Internet	28	36	(22.2)	76	98	(22.4)
Fios digital voice residence	(32)	(28)	(14.3)	(77)	(42)	(83.3)
Fios digital	(56)	(30)	(86.7)	(108)	(5)	*
Broadband	(2)	(7)	71.4	14	6	*
Voice	(126)	(155)	18.7	(274)	(297)	7.7

Churn Rate:
Wireless retail postpaid	0.97%	0.93%		1.03%	0.97%
Wireless retail postpaid phones	0.72%	0.71%		0.76%	0.74%
Wireless retail	1.23%	1.19%		1.28%	1.25%

Revenue Statistics (in millions):
Wireless service revenue	$13,456	$13,122	2.5	$26,813	$26,003	3.1
Fios revenues	$2,772	$2,738	1.2	$5,536	$5,472	1.2

Verizon Communications Inc.

Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18	% Change	6 Mos. Ended 6/30/19	6 Mos. Ended 6/30/18	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (2)	$118.15	$115.53	2.3	$117.80	$114.49	2.9
Wireless retail postpaid upgrade rate	4.3%	5.1%
Wireless retail postpaid accounts (‘000) (3)				33,924	34,045	(0.4)
Wireless retail postpaid connections per account (3)				2.64	2.61	1.1
Total wireless Internet postpaid base (3)				16.2%	15.9%
Footnotes:

(1) Connection net additions exclude acquisitions and adjustments.

(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(3) Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.

Certain intersegment transactions with corporate entities have not been eliminated.

* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18	% Change	6 Mos. Ended 6/30/19	6 Mos. Ended 6/30/18	% Change

Operating Revenues
Global Enterprise	$2,673	$2,808	(4.8)	$5,364	$5,634	(4.8)
Small and Medium Business	2,785	2,642	5.4	5,493	5,176	6.1
Public Sector and Other	1,492	1,437	3.8	2,963	2,867	3.3
Wholesale	818	964	(15.1)	1,667	1,957	(14.8)
Total Operating Revenues	7,768	7,851	(1.1)	15,487	15,634	(0.9)

Operating Expenses
Cost of services	2,581	2,660	(3.0)	5,172	5,370	(3.7)
Cost of wireless equipment	1,109	1,101	0.7	2,166	2,137	1.4
Selling, general and administrative expense	1,961	1,930	1.6	3,942	3,794	3.9
Depreciation and amortization expense	1,046	1,059	(1.2)	2,088	2,118	(1.4)
Total Operating Expenses	6,697	6,750	(0.8)	13,368	13,419	(0.4)

Operating Income	$1,071	$1,101	(2.7)	$2,119	$2,215	(4.3)
Operating Income Margin	13.8%	14.0%		13.7%	14.2%

Segment EBITDA	$2,117	$2,160	(2.0)	$4,207	$4,333	(2.9)
Segment EBITDA Margin	27.3%	27.5%		27.2%	27.7%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				06/30/19	06/30/18	% Change

Connections (‘000):
Wireless retail postpaid connections				24,221	22,638	7.0

Fios video connections				76	73	4.1
Fios Internet connections				316	296	6.8
Fios digital connections				392	369	6.2
Broadband connections				494	509	(2.9)
Voice connections				5,163	5,639	(8.4)

Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18	% Change	6 Mos. Ended 6/30/19	6 Mos. Ended 6/30/18	% Change

Gross Additions ('000):
Wireless retail postpaid	1,199	1,162	3.2	2,342	2,242	4.5

Net Add Detail (‘000) (1):
Wireless retail postpaid	325	384	(15.4)	587	699	(16.0)
Wireless retail postpaid phones	172	182	(5.5)	291	311	(6.4)

Fios video	—	1	*	2	2	—
Fios Internet	6	7	(14.3)	10	11	(9.1)
Fios digital	6	8	(25.0)	12	13	(7.7)
Broadband	(3)	(3)	—	(7)	(9)	22.2
Voice	(105)	(130)	19.2	(237)	(254)	6.7

Churn Rate:
Wireless retail postpaid	1.21%	1.16%		1.23%	1.16%
Wireless retail postpaid phones	0.97%	0.96%		0.99%	0.96%

Revenue Statistics (in millions):
Wireless service revenue	$2,775	$2,615	6.1	$5,469	$5,116	6.9
Fios revenues	$239	$218	9.6	$482	$435	10.8

Other Operating Statistics:
Wireless retail postpaid upgrade rate	4.2%	4.6%
Total wireless Internet postpaid base (2)				33.5%	33.1%
Footnotes:
(1) Connection net additions exclude acquisitions and adjustments.
(2) Statistics presented as of end of period.
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Supplemental Information - Wireless Historical Financial Results

The following supplemental schedule contains historical wireless segment results and is provided to help investors understand trends in our new segment results.

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18	% Change	6 Mos. Ended 6/30/19	6 Mos. Ended 6/30/18	% Change

Operating Revenues
Service	$16,244	$15,754	3.1	$32,316	$31,156	3.7
Equipment	4,720	5,044	(6.4)	9,651	10,084	(4.3)
Other	1,718	1,651	4.1	3,415	3,109	9.8
Total Operating Revenues	22,682	22,449	1.0	45,382	44,349	2.3

Operating Expenses
Cost of services	2,422	2,335	3.7	4,878	4,550	7.2
Cost of equipment	5,019	5,397	(7.0)	10,217	10,706	(4.6)
Selling, general and administrative expense	4,318	3,984	8.4	8,599	7,883	9.1
Depreciation and amortization expense	2,282	2,459	(7.2)	4,581	4,887	(6.3)
Total Operating Expenses	14,041	14,175	(0.9)	28,275	28,026	0.9

Operating Income	$8,641	$8,274	4.4	$17,107	$16,323	4.8
Operating Income Margin	38.1%	36.9%		37.7%	36.8%

Segment EBITDA	$10,923	$10,733	1.8	$21,688	$21,210	2.3
Segment EBITDA Margin	48.2%	47.8%		47.8%	47.8%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Supplemental Information - Wireless Historical Operating Statistics

The following supplemental schedule contains historical wireless segment results and is provided to help investors understand trends in our new segment results.

Unaudited				6/30/19	6/30/18	% Change

Connections (‘000)
Retail postpaid				113,851	111,622	2.0
Retail prepaid				4,266	4,832	(11.7)
Total retail				118,117	116,454	1.4

Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18	% Change	6 Mos. Ended 6/30/19	6 Mos. Ended 6/30/18	% Change

Net Add Detail (‘000) (1)
Retail postpaid	451	531	(15.1)	512	791	(35.3)
Retail prepaid	(213)	(236)	9.7	(389)	(571)	31.9
Total retail	238	295	(19.3)	123	220	(44.1)

Account Statistics
Retail postpaid accounts (‘000) (2)				35,346	35,309	0.1
Retail postpaid connections per account (2)				3.22	3.16	1.9
Retail postpaid ARPA (3)	$137.80	$134.56	2.4	$137.24	$133.13	3.1

Churn Detail
Retail postpaid	1.02%	0.97%		1.07%	1.01%
Retail	1.22%	1.18%		1.27%	1.23%

Retail Postpaid Connection Statistics (2)
Total smartphone postpaid phone base				93.1%	91.2%
Total Internet postpaid base				19.8%	19.4%
Footnotes:

(1) Connection net additions exclude acquisitions and adjustments.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
The segment financial results and metrics above are adjusted to exclude the effects of special items.
Certain intersegment transactions with corporate entities have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Supplemental Information - Wireline Historical Financial Results

The following supplemental schedule contains historical wireline segment results and is provided to help investors understand trends in our new segment results.

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18	% Change	6 Mos. Ended 6/30/19	6 Mos. Ended 6/30/18	% Change

Operating Revenues
Consumer Markets	$3,120	$3,132	(0.4)	$6,273	$6,282	(0.1)
Enterprise Solutions	2,084	2,211	(5.7)	4,224	4,451	(5.1)
Partner Solutions	1,043	1,200	(13.1)	2,118	2,428	(12.8)
Business Markets	820	850	(3.5)	1,648	1,721	(4.2)
Other	59	66	(10.6)	127	134	(5.2)
Total Operating Revenues	7,126	7,459	(4.5)	14,390	15,016	(4.2)

Operating Expenses
Cost of services	4,197	4,377	(4.1)	8,383	8,852	(5.3)
Selling, general and administrative expense	1,553	1,577	(1.5)	3,159	3,056	3.4
Depreciation and amortization expense	1,566	1,524	2.8	3,126	3,058	2.2
Total Operating Expenses	7,316	7,478	(2.2)	14,668	14,966	(2.0)

Operating Income (Loss)	$(190)	$(19)	*	$(278)	$50	*
Operating Income (Loss) Margin	(2.7)%	(0.3)%		(1.9)%	0.3%

Segment EBITDA	$1,376	$1,505	(8.6)	$2,848	$3,108	(8.4)
Segment EBITDA Margin	19.3%	20.2%		19.8%	20.7%
Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of special items.

Certain intersegment transactions with corporate entities have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Supplemental Information - Wireline Historical Operating Statistics

The following supplemental schedule contains historical wireline segment results and is provided to help investors understand trends in our new segment results.

Unaudited				06/30/19	06/30/18	% Change

Connections (‘000)
Fios video connections				4,346	4,560	(4.7)
Fios Internet connections				6,153	5,959	3.3
Fios digital voice residence connections				3,725	3,863	(3.6)
Fios digital connections				14,224	14,382	(1.1)
Broadband connections				6,968	6,956	0.2
Voice connections				11,221	12,270	(8.5)

Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18	% Change	6 Mos. Ended 6/30/19	6 Mos. Ended 6/30/18	% Change

Net Add Detail (‘000)
Fios video connections	(52)	(37)	(40.5)	(105)	(59)	(78.0)
Fios Internet connections	34	43	(20.9)	86	109	(21.1)
Fios digital voice residence connections	(32)	(28)	(14.3)	(77)	(42)	(83.3)
Fios digital connections	(50)	(22)	*	(96)	8	*
Broadband connections	(5)	(10)	50.0	7	(3)	*
Voice connections	(232)	(285)	18.6	(511)	(551)	7.3

Revenue Statistics
Fios revenues (in millions)	$3,011	$2,956	1.9	$6,018	$5,907	1.9
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items.
Certain intersegment transactions with corporate entities have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA, Consolidated EBITDA Margin, Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA Margin

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 3/31/19	3 Mos. Ended 12/31/18	3 Mos. Ended 9/30/18	3 Mos. Ended 6/30/18	3 Mos. Ended 3/31/18

Consolidated Net Income	$4,074	$5,160	$2,065	$5,062	$4,246	$4,666
Add/(subtract):
Provision (benefit) for income taxes	1,236	1,628	(698)	1,613	1,281	1,388
Interest expense	1,215	1,210	1,199	1,211	1,222	1,201
Depreciation and amortization expense	4,232	4,231	4,352	4,377	4,350	4,324
Consolidated EBITDA	$10,757	$12,229	$6,918	$12,263	$11,099	$11,579

Add/subtract:
Other (income) expense, net*	$1,312	$(295)	$(1,865)	$(214)	$(360)	$75
Equity in losses (earnings) of unconsolidated businesses†	13	6	(64)	3	228	19
Oath goodwill impairment	—	—	4,591	—	—	—
Severance charges	—	—	1,818	—	339	—
Product realignment charges‡	—	—	—	—	450	—
Acquisition and integration related charges‡	—	—	187	130	109	105
	1,325	(289)	4,667	(81)	766	199
Consolidated Adjusted EBITDA	$12,082	$11,940	$11,585	$12,182	$11,865	$11,778
Consolidated Operating Revenues - Quarter to Date	$32,071				$32,203
Operating Income	$7,850				$6,617
Operating Income Margin - Quarter to Date	24.5%				20.5%
Consolidated EBITDA Margin - Quarter to Date	33.5%				34.5%
Consolidated Adjusted EBITDA Margin - Quarter to Date	37.7%				36.8%
Consolidated Adjusted EBITDA - Year Over Year Change	$217
Consolidated Adjusted EBITDA - Year Over Year Change %	1.8%

*	Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.

†	Includes Product realignment charges, where applicable.

‡	Excludes depreciation and amortization expense, where applicable.

Net Debt and Net Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	6/30/19	12/31/18

Debt maturing within one year	$8,773	$7,190
Long-term debt	104,598	105,873
Total Debt	113,371	113,063
Less Cash and cash equivalents	1,949	2,745
Net Debt	$111,422	$110,318
Net Debt to Consolidated Adjusted EBITDA Ratio	2.3x	2.3x

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	6/30/19	12/31/18

Total Debt	$113,371	$113,063
Less Secured debt	11,252	10,076
Unsecured debt	102,119	102,987
Less Cash and cash equivalents	1,949	2,745
Net Unsecured Debt	$100,170	$100,242
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.1x	2.1x

Adjusted Earnings per Common Share (Adjusted EPS)(1)

(dollars in millions, except per share amounts)
Unaudited				3 Mos. Ended 6/30/19				3 Mos. Ended 6/30/18
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$0.95				$1.00
Severance charges	$—	$—	$—	—	$339	$(89)	$250	0.06
Acquisition and integration-related charges	—	—	—	—	120	(28)	92	0.02
Early debt redemption costs	1,544	(404)	1,140	0.28	—	—	—	—
Product realignment charges	—	—	—	—	658	(149)	509	0.12
	$1,544	$(404)	$1,140	0.28	$1,117	$(266)	$851	0.20
Adjusted EPS				$1.23				$1.20

(1)	Adjusted EPS may not add due to rounding.

Verizon Communications Inc.

Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18

Operating Income	$7,336	$7,060
Add Depreciation and amortization expense	2,881	2,997
Segment EBITDA	$10,217	$10,057
Year over year change	1.6%

Total operating revenues	$21,995	$22,003
Operating Income Margin	33.4%	32.1%
Segment EBITDA Margin	46.5%	45.7%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/19	3 Mos. Ended 6/30/18

Operating Income	$1,071	$1,101
Add Depreciation and amortization expense	1,046	1,059
Segment EBITDA	$2,117	$2,160

Total operating revenues	$7,768	$7,851
Operating Income Margin	13.8%	14.0%
Segment EBITDA Margin	27.3%	27.5%
Segment EBITDA Margin - Year Over Year Change	(20) bps

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

The following tables present a reconciliation of financial results for our current reportable segments, Consumer and Business, to our historical reportable segments, Wireless and Wireline.

	3 Mos. Ended 6/30/19
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$21,995	$7,768	$29,763	$45	$29,808	$16,244	$4,720	$1,718	$22,682	$3,120	$2,084	$1,043	$820	$59	$7,126	$29,808

Operating Expenses
Cost of services	3,847	2,581	6,428	191	6,619				2,422						4,197	6,619
Cost of wireless equipment	3,909	1,109	5,018	1	5,019				5,019						—	5,019
Selling, general and administrative expense	4,022	1,961	5,983	(112)	5,871				4,318						1,553	5,871
Depreciation and amortization expense	2,881	1,046	3,927	(79)	3,848				2,282						1,566	3,848
Total Operating Expenses	14,659	6,697	21,356	1	21,357				14,041						7,316	21,357
Operating Income (Loss)	$7,336	$1,071	$8,407	$44	$8,451				$8,641						$(190)	$8,451
Add Depreciation and amortization expense	2,881	1,046	3,927	(79)	3,848				2,282						1,566	3,848
Segment EBITDA	$10,217	$2,117	$12,334	$(35)	$12,299				$10,923						$1,376	$12,299
Operating Income (Loss) Margin	33.4%	13.8%							38.1%						(2.7)%
Segment EBITDA Margin	46.5%	27.3%							48.2%						19.3%

Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustment represents intersegment revenues that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

	3 Mos. Ended 6/30/18
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$22,003	$7,851	$29,854	$54	$29,908	$15,754	$5,044	$1,651	$22,449	$3,132	$2,211	$1,200	$850	$66	$7,459	$29,908

Operating Expenses
Cost of services	3,842	2,660	6,502	210	6,712				2,335						4,377	6,712
Cost of wireless equipment	4,296	1,101	5,397	—	5,397				5,397						—	5,397
Selling, general and administrative expense	3,808	1,930	5,738	(177)	5,561				3,984						1,577	5,561
Depreciation and amortization expense	2,997	1,059	4,056	(73)	3,983				2,459						1,524	3,983
Total Operating Expenses	14,943	6,750	21,693	(40)	21,653				14,175						7,478	21,653
Operating Income (Loss)	$7,060	$1,101	$8,161	$94	8,255				$8,274						$(19)	8,255
Add Depreciation and amortization expense	2,997	1,059	4,056	(73)	3,983				2,459						1,524	3,983
Segment EBITDA	$10,057	$2,160	12,217	$21	12,238				$10,733						$1,505	$12,238
Operating Income (Loss) Margin	32.1%	14.0%							36.9%						(0.3)%
Segment EBITDA Margin	45.7%	27.5%							47.8%						20.2%

Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustment represents intersegment revenues that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

	6 Mos. Ended 6/30/2019
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$44,143	$15,487	$59,630	$142	$59,772	$32,316	$9,651	$3,415	$45,382	$6,273	$4,224	$2,118	$1,648	$127	$14,390	$59,772

Operating Expenses
Cost of services	7,726	5,172	12,898	363	13,261				4,878						8,383	13,261
Cost of wireless equipment	8,051	2,166	10,217	—	10,217				10,217						—	10,217
Selling, general and administrative expense	8,005	3,942	11,947	(189)	11,758				8,599						3,159	11,758
Depreciation and amortization expense	5,775	2,088	7,863	(156)	7,707				4,581						3,126	7,707
Total Operating Expenses	29,557	13,368	42,925	18	42,943				28,275						14,668	42,943
Operating Income (Loss)	$14,586	$2,119	16,705	124	16,829				$17,107						$(278)	16,829
Add Depreciation and amortization expense	5,775	2,088	7,863	(156)	7,707				4,581						3,126	7,707
Segment EBITDA	$20,361	$4,207	24,568	(32)	24,536				$21,688						$2,848	24,536
Operating Income (Loss) Margin	33.0%	13.7%							37.7%						(1.9)%
Segment EBITDA Margin	46.1%	27.2%							47.8%						19.8%

Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustment represents intersegment revenues that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

	6 Mos. Ended 6/30/2018
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$43,630	$15,634	$59,264	$101	$59,365	$31,156	$10,084	$3,109	$44,349	$6,282	$4,451	$2,428	$1,721	$134	$15,016	$59,365

Operating Expenses
Cost of services	7,615	5,370	12,985	417	13,402				4,550						8,852	13,402
Cost of wireless equipment	8,569	2,137	10,706	—	10,706				10,706						—	10,706
Selling, general and administrative expense	7,479	3,794	11,273	(334)	10,939				7,883						3,056	10,939
Depreciation and amortization expense	5,972	2,118	8,090	(145)	7,945				4,887						3,058	7,945
Total Operating Expenses	29,635	13,419	43,054	(62)	42,992				28,026						14,966	42,992
Operating Income (Loss)	$13,995	$2,215	16,210	163	16,373				$16,323						$50	16,373
Add Depreciation and amortization expense	5,972	2,118	8,090	(145)	7,945				4,887						3,058	7,945
Segment EBITDA	$19,967	$4,333	24,300	18	24,318				$21,210						$3,108	24,318
Operating Income (Loss) Margin	32.1%	14.2%							36.8%						0.3%
Segment EBITDA Margin	45.8%	27.7%							47.8%						20.7%
Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustment represents intersegment revenues that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.